UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2015 (July 22, 2015)

ALEXZA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51820	77-0567768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Alexza Pharmaceuticals, Inc. 2091 Stierlin Court Mountain View, California	94043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 944-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Stock Options

(e) On July 22, 2014, the Board approved the grant of stock options to certain of the Company’s employees (the “Options”) including each of Thomas B. King, Edwin S. Kamemoto and Mark K. Oki (the “Executive Officers”). The Options were granted under and in accordance with the terms and conditions of the Company’s 2015 Equity Incentive Plan (the “Plan”) and the Form of Stock Option Grant Notice and Option Agreement and Form of Restricted Stock Unit Grant Notice and Restricted Unit Award Agreement (the “Related Agreements”) filed with the SEC as Exhibits 99.1, 99.2 and 99.3 to the Company’s Registration Statement on Form S-8 on July 24, 2015.

Pursuant to the terms of the grants, the Plan and the Related Agreements, the Options will vest in 48 equal monthly installments commencing on August 21, 2015, provided in each case that the Executive Officer remains employed by the Company through the applicable vesting date. The exercise price for the Options is $1.08, the closing price for the Company’s Common Stock on the Nasdaq Capital Market on the date of such grants.

The following table sets forth the Awards granted to each Executive Officer:

Executive Officer	Options Granted
Thomas B. King President and Chief Executive Officer	400,000
Edwin S. Kamemoto Executive Vice President, R&D and Development	125,000
Mark K. Oki Senior Vice President, Finance and Administration, Chief Financial Officer and Secretary	125,000

The foregoing summary of the Plan and Related Agreements is qualified in its entirety by reference to the full text of the Plan Related Agreements that the Company has filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXZA PHARMACEUTICALS, INC.
Date: July 24, 2015
	By:	/s/ Mark Oki
Mark Oki Senior Vice President, Finance, Chief Financial Officer and Secretary